AEP Industries Inc. Reports Fiscal 2011 Results

SOUTH HACKENSACK, N.J., Jan. 17, 2012 /PRNewswire/ -- AEP Industries Inc. (Nasdaq: AEPI, the "Company" or "AEP") today reported financial results for its fiscal year ended October 31, 2011.

As previously reported, on October 14, 2011, the Company completed its acquisition of substantially all of the assets and specified liabilities of Webster Industries ("Webster"), a national manufacturer and distributor of retail and institutional private label food contact and trash bags, in a cash transaction for a purchase price of $25.9 million, subject to a post-closing working capital adjustment.

Net sales for fiscal 2011 increased $174.2 million, or 21.8%, to $974.8 million from $800.6 million for fiscal 2010. The increase was the result of an increase in average selling prices primarily attributable to the pass-through of higher resin costs to customers during the comparable periods combined with an increase in sales volume. The acquisition of Webster added $6.1 million in net sales during fiscal 2011.

"We experienced significant growth during fiscal 2011, with increased sales volume at strong margins and more efficient operations," said Brendan Barba, Chairman, President and Chief Executive Officer of the Company. "Also, during the fourth quarter we completed the acquisition of Webster, which further strengthened and diversified our portfolio by giving AEP a solid position in the private-label plastics market. We expect Webster to be accretive to our earnings and we continue to expect to deliver enhanced value to our customers and shareholders from this transaction through significant cross-selling opportunities and cost savings. Moving into fiscal 2012, we believe that we are well-positioned for continued growth and success."

Gross profit for fiscal 2011 increased $18.6 million, or 16.9%, to $128.7 million from $110.1 million for fiscal 2010. Excluding the impact of the LIFO reserve change during the periods, which was relatively flat but did include a $5.3 million charge in fiscal 2011 related to the addition of the Webster inventory and $0.6 million of gross profit added from Webster, gross profit increased $17.9 million primarily due to increased sales volumes and improved plant utilization.

Operating expenses for fiscal 2011 were $103.5 million, an increase of $9.0 million, or 9.5%, compared to the prior fiscal year. The increase in operating expenses for the period is primarily related to an increase in volumes sold, an increase in provisions related to employee cash performance incentives and share-based compensation costs associated with the Company's stock options and performance units, and $0.7 million of Webster acquisition-related costs. The positive impact on operating expenses of cost cutting initiatives implemented in the prior fiscal year was partially reduced by rising fuel costs. Webster incurred $0.6 million in operating expenses in fiscal 2011.

Interest expense for fiscal 2011 increased $4.0 million as compared to the prior fiscal year and included $1.8 million related to the repurchase of the Company's 7.875% Senior Notes due 2013 and increased interest expense of $2.2 million incurred primarily due to higher borrowings and interest rates payable under the Company's new 8.25% Senior Notes due 2019.

Net income for fiscal 2011 was $12.4 million as compared to a net loss for fiscal 2010 of $0.6 million. Fiscal 2011 included a gain on bargain purchase of the Webster business of $8.3 million.

Net income per diluted share for fiscal 2011 was $2.09 as compared to a net loss per diluted share for fiscal 2010 of $(0.08).

Adjusted EBITDA (defined below) was $59.3 million in fiscal 2011 as compared to $48.3 million in fiscal 2010.

Reconciliation of Non-GAAP Measures to GAAP

The Company defines Adjusted EBITDA as net income (loss) before discontinued operations, interest expense, income taxes, depreciation and amortization, changes in LIFO reserve, other non-operating income (expense) and non-cash share-based compensation expense. The Company believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare its core operating results, including its return on capital and operating efficiencies, from period to period by removing the impact of its capital structure (interest expense from its outstanding debt), asset base (depreciation and amortization), tax consequences, changes in LIFO reserve (a non-cash charge/benefit to its consolidated statements of operations), other non-operating items and non-cash share-based compensation. Furthermore, management uses Adjusted EBITDA for business planning purposes and to evaluate and price potential acquisitions. In addition to its use by management, the Company also believes Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of the Company and other companies in the plastic films industry. Other companies may calculate Adjusted EBITDA differently, and therefore the Company's Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company's business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of the Company's operating performance.

The following is a reconciliation of the Company's net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA:

	Fiscal 2011	Fiscal 2010
	(in thousands)	(in thousands)

Net income (loss)	$ 12,388	$ (566)
Loss from discontinued operations	-	(43)
Income (loss) from continuing operations	12,388	(523)
Provision for taxes	2,083	1,492
Interest expense	19,178	15,206
Depreciation and amortization expense	21,751	20,895
Increase in LIFO reserve	10,350	10,486
Gain on bargain purchase of a business	(8,313)	-
Other non-operating income	(105)	(455)
Non-cash share-based compensation	1,919	1,202

Adjusted EBITDA	$ 59,251	$ 48,303

The Company invites all interested parties to listen to its fiscal 2011 conference call live over the Internet at www.aepinc.com on January 18, 2012, at 10:00 a.m. ET or by dialing 888-802-8577 for domestic participants or 404-665-9928 for international participants and referencing passcode 40336684. An archived version of the call will be made available on the Company's website after the call is concluded and will remain available for one year.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the consumer, industrial and agricultural markets. The Company has manufacturing operations in the United States and Canada.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks associated with resin and product pricing, volume, resin availability, the integration of Webster Industries, our new operating system, our liquidity and market conditions generally, including the continuing impacts of the U.S. recession and the global credit and financial crisis. Those and other risks are described in the Company's annual report on Form 10-K for the year ended October 31, 2011, to be filed with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information becomes available in the future.

AEP INDUSTRIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED OCTOBER 31, 2011 and 2010
(in thousands, except per share data)

	2011	2010
NET SALES...............................................................................................................	$974,792	$800,570
COST OF SALES.....................................................................................................	846,070	690,496
Gross profit......................................................................................................	128,722	110,074
OPERATING EXPENSES:
Delivery..................................................................................................................	44,251	38,359
Selling....................................................................................................................	35,371	35,622
General and administrative................................................................................	23,853	20,510
Total operating expenses...............................................................................	103,475	94,491
OTHER OPERATING INCOME (EXPENSE):
(Loss) gain on sales of property, plant and equipment, net..........................	(16)	137
Operating income.............................................................................................	25,231	15,720
OTHER INCOME (EXPENSE):
Interest expense.....................................................................................................	(19,178)	(15,206)
Gain on extinguishment of debt, net...................................................................	—	—
Gain on bargain purchase of a business..........................................................	8,313	—
Other, net..................................................................................................................	105	455
Income from continuing operations before provision for income taxes...	14,471	969
PROVISION FOR INCOME TAXES............................................................................	(2,083)	(1,492)
Income (loss) from continuing operations....................................................	12,388	(523)
DISCONTINUED OPERATIONS:
(Loss) income from discontinued operations...................................................	—	(43)
Benefit for income taxes........................................................................................	—	—
(Loss) income from discontinued operations...............................................	—	(43)
Net income (loss)................................................................................................	$12,388	$(566)
BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations.....................................................	$2.10	$(0.08)
(Loss) income from discontinued operations................................................	$—	$(0.01)
Net income (loss) per common share...........................................................	$2.10	$(0.08)
DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations.....................................................	$2.09	$(0.08)
(Loss) income from discontinued operations................................................	$—	$(0.01)
Net income (loss) per common share............................................................	$2.09	$(0.08)

Contact: Paul M. Feeney
Executive Vice President, Finance
and Chief Financial Officer
AEP Industries Inc.
(201) 807-2330
feeneyp@aepinc.com